Exhibit 10.2
March 12, 2008
Koninklijke Philips Electronics N.V.
Rembrandt Tower
Amstelplein 1
1096 HA Amsterdam,
The Netherlands

Re:	Amendment to the Governance Agreement by and between Koninklijke Philips Electronics N.V. (“Purchaser”) and MedQuist Inc. (the “Company”) dated May 22, 2000, as amended (the “Governance Agreement”)
Ladies and Gentleman:
This letter constitutes an amendment to the Governance Agreement. The Governance Agreement shall be amended as follows:
•	Sections 1.1(j) through 1.1(m) are hereby renumbered to be Sections 1.1(k) through 1.1(n), respectively.

•	A new Section 1.1(j) is added to the Governance Agreement to read as follows:
“Adjustment Number” means a number determined by subtracting the number of Independent Directors on the Board at any given time from three.
•	A new Section 3.1(h) is hereby added to the Governance Agreement to read as follows:
The provisions of this Agreement notwithstanding, at any time that the number of Independent Directors shall be less than three: (a) (i) if the number of directors constituting the whole Board of Directors has otherwise been fixed at seven directors, the number of directors constituting the whole Board of Directors shall be set at seven less the Adjustment Number and the Board of Directors shall consist solely of four Purchaser Directors and the Independent Directors that remain on the Board of Directors, and (ii) if the number of directors constituting the whole Board of Directors has not otherwise been fixed at seven directors, the number of directors constituting the whole Board of Directors shall be reduced by the Adjustment Number; and (b) the number of Independent Directors on the Board of Directors is less than the number of Independent Directors required for any particular committee of the Board of Directors pursuant to this Agreement, the number of Independent Directors required for such committee shall be

Koninklijke Philips Electronics N.V.
March 12, 2008

equal to the number of Independent Directors on the Board of Directors. The Board of Directors and the Nominating Committee shall, at any time the number of Independent Directors is less than three, use commercially reasonable efforts to nominate and have elected a number of Independent Directors equal to the Adjustment Number.
•	A new Section 3.1(i) is hereby added to the Governance Agreement to read as follows:
The provisions of this Agreement notwithstanding, the parties hereto shall use commercially reasonable efforts to ensure that the composition of the Board of Directors and the composition of each committee of the Board of Directors complies with (i) any applicable laws and (ii) the rules of any stock exchange on which the Company’s stock is listed or traded.
•	A new clause is added to the end of Section 3.4(a)(i) to read as follows:
; provided, however, that if the number of directors constituting the whole Board of Directors is seven or less, the Nominating Committee shall, subject to Section 3.1(h), consist solely of two Independent Directors and one Purchaser Director;
•	A new clause is added to the end of Section 3.4(a)(ii) to read as follows:
; provided, however, that if the number of directors constituting the whole Board of Directors is seven or less, the Compensation Committee shall, subject to Section 3.1(h), consist solely of two Independent Directors and one Purchaser Director;
Except as amended hereby, all of the terms and provisions of the Governance Agreement shall remain in full force and effect.

Koninklijke Philips Electronics N.V.
March 12, 2008

Please indicate your agreement with the above amendment by signing where indicated below and returning one copy of this letter amendment to MedQuist Inc., 1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, New Jersey 08054, USA, Attention: General Counsel. All capitalized terms not defined herein shall have the same meanings as given to them in the Governance Agreement. Pursuant to the terms of the Governance Agreement, this letter amendment has been approved by the Supervisory Committee and will be effective as of the date it is executed by Purchaser as indicated below.

Sincerely,

MedQuist Inc.

By:	/s/ Howard S. Hoffmann

Howard S. Hoffmann, CEO & President
Agreed by:
Koninklijke Philips Electronics N.V.

By:	/s/ Stephen H. Rusckowski

Stephen H. Rusckowski
Member, Royal Philips Board of
Management (Philips Healthcare)
Date: March 12, 2008